UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 9, 2018, Pfenex Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, as amended (File No. 333-226727), which was declared effective by the SEC on October 3, 2018, and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-206625) filed with the SEC on August 27, 2015 (the “Prior Registration Statement”).

In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated November 7, 2018, relating to the Company’s “at-the-market” equity offering program (the “Prospectus Supplement”), pursuant to which the Company may issue and sell shares of its common stock, par value $0.001 per share (the “Common Stock”), having aggregate sales proceeds of up to $20,000,000 (the “Shares”), under which William Blair & Company, L.L.C. (“William Blair) is acting as sales agent (the “ATM Program”). The Company intends to use the net proceeds from the offering of the Shares, if any, for general corporate purposes and working capital. The Prospectus Supplement replaces and supersedes the offering pursuant to the Prior Registration Statement.

In connection with the ATM Program, on March 15, 2018, the Company entered into an Equity Sales Agreement (the “Sales Agreement”) with William Blair. Under the Sales Agreement, the Company sets the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, William Blair may sell the shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made (i) directly on the NYSE American, (ii) on any other existing trading market for the Common Stock or (iii) to or through a market maker. William Blair is required to use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of the NYSE American. The Sales Agreement may be terminated by the Company upon five days’ notice to William Blair for any reason or by William Blair upon five days’ notice to the Company for any reason or immediately under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company. Under the terms of the Sales Agreement, the Company may also sell shares to William Blair acting as principal for William Blair’s own account at prices agreed upon at the time of sale.

The Sales Agreement provides that William Blair is entitled to compensation for its services that equals 3.0% of the gross sales price per share of all shares sold through William Blair under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on March 15, 2018 and is incorporated herein by reference.

In connection with the filing of the Prospectus Supplement, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Sales Agreement, dated as of March 15, 2018, between Pfenex Inc. and William Blair & Company, L.L.C. (incorporated by reference to the Company’s Form 8-K filed on March 15, 2018).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: November 7, 2018	By:	/s/ Susan A. Knudson
Susan A. Knudson Chief Financial Officer (Principal Financial and Accounting Officer)